July 19, 2007

FOR IMMEDIATE RELEASE

Contacts:
ANALYSTS		MEDIA
Tamera Gjesdal	Chris Henson	Bob Denham
Senior Vice President	Sr. Exec. Vice President	Senior Vice President
Investor Relations	Chief Financial Officer	Corporate Communications
(336) 733-3058	(336) 733-3008	(336) 733-1475

BB&T reports record net income of $458 million;
Earnings per share total $.83 for the 2nd quarter

     WINSTON-SALEM, N.C. -- BB&T Corporation (NYSE: BBT) reported today record net income for the second quarter of 2007 totaling $458 million, or $.83 per diluted share, compared with $429 million, or $.79 per diluted share, earned during the second quarter of 2006. These results reflect increases of 6.8% and 5.1%, respectively, compared to the same quarter last year.

     BB&T’s second quarter net income produced annualized returns on average assets and average shareholders’ equity of 1.47% and 15.18%, respectively, compared to prior year returns of 1.53% and 15.34%, respectively.

     Operating earnings for the second quarter of 2007 totaled $461 million, or $.83 per diluted share, compared to $430 million, or $.79 per diluted share, earned during the second quarter of 2006. Operating earnings exclude $3 million and $1 million in net after-tax merger-related and restructuring charges from 2007 and 2006, respectively.

     Cash basis operating results exclude the unamortized balances of intangibles from assets and shareholders’ equity and exclude the amortization of intangibles, the net amortization of purchase accounting mark-to-market adjustments, merger-related and restructuring charges or credits and nonrecurring items from earnings. Cash basis operating earnings totaled $477 million for the second quarter of 2007, an increase of 6.2% compared to $449 million earned in the second quarter of 2006. Cash basis operating diluted earnings per share totaled $.86 for the second quarter of 2007, an increase of 3.6% compared to $.83 earned during the same period in 2006. Cash basis operating earnings for the second quarter of 2007 produced annualized returns on average tangible assets and average tangible shareholders’ equity of 1.61% and 28.48%, respectively, compared to prior year returns of 1.67% and 27.90%, respectively.

     “I am pleased to report record earnings and solid overall performance for the second quarter,” said Chairman and Chief Executive Officer John A. Allison. “We have made substantial progress on a number of key objectives for 2007. In particular, this quarter represents the third consecutive quarter we generated positive operating leverage and improved operating efficiency through a greater emphasis on controlling expenses. We also experienced strong loan and deposit growth during the quarter. While nonperforming assets and net charge-offs increased somewhat this quarter, we continue to have healthy asset quality. On balance, I am pleased with the company’s momentum and we remain on track to meet our financial goals for the year.”

     For the first six months of 2007, BB&T’s net income was $879 million compared to $860 million earned in the first six months of 2006. Diluted earnings per share for the first half of 2007 totaled $1.60 compared to $1.59 earned during the same period in 2006. Excluding merger-related and restructuring charges or credits and nonrecurring items, operating earnings for the first half of 2007 totaled $886 million, or $1.61 per diluted share, reflecting increases of 5.4% and 3.9%, respectively, compared to $841 million, or $1.55 per diluted share, earned during the first six months of 2006.

BB&T’s Fee-Based Businesses Produce Record Revenues

     BB&T’s noninterest income generating businesses produced strong growth rates during the second quarter of 2007 compared to 2006. Total noninterest income increased 12.0% to a record $729 million for the current quarter compared with the same period in 2006. Revenue increased across all of BB&T’s fee-based businesses, including record revenues generated by BB&T’s insurance operations and investment banking and brokerage operations.

     Commissions from BB&T’s insurance operations increased 7.0% to a record $229 million in the current quarter compared with $214 million earned during the second quarter last year. This increase resulted primarily from growth in market share in the commercial property and casualty, and employee benefits product lines. In particular, large account property and casualty commissions increased significantly in the second quarter compared to prior periods.

     BB&T’s investment banking and brokerage operations generated record revenues of $89 million in the current quarter, an increase of 12.7% compared to $79 million earned in the second quarter of 2006. The increase includes growth in underwriting fees and corporate banking revenues at BB&T Capital Markets, and increased fees and commissions from Scott & Stringfellow.

     Service charges on deposit accounts totaled $151 million for the second quarter of 2007, an increase of 9.4% compared to $138 million earned in the same quarter last year. This increase was primarily attributable to growth in revenues from overdraft items.

     Other nondeposit fees and commissions totaled $127 million for the second quarter of 2007, an increase of 14.4% compared to the second quarter of 2006. This increase was generated primarily by growth in card-related services.

Core Asset Quality Remains Healthy

     BB&T’s asset quality remained healthy during the second quarter of 2007. Nonperforming assets, as a percentage of total assets, were .33% at June 30 compared to .30% at March 31 and .27% at June 30, 2006. Annualized net charge-offs were .35% of average loans and leases for the second quarter of 2007, up from .29% in the first quarter this year. This charge-off rate includes an external fraud-related charge-off totaling $9 million. Excluding losses incurred by BB&T’s specialized lending subsidiaries, annualized net charge-offs were .20% of average loans and leases for the current quarter compared with .12% in the second quarter last year.

BB&T Produces Positive Operating Leverage Driven By Improved Revenues, Stronger Expense Control

     BB&T produced positive operating leverage of 5.8% on an annualized basis during the second quarter of 2007 compared to the first quarter of 2007. These results were driven primarily by higher revenues, which increased 24.6% on an annualized basis, compared to the first quarter 2007. BB&T also improved operating efficiency during the quarter, reflected in a cash basis efficiency ratio of 51.7% compared to 52.1% in the first quarter this year. Excluding merger-related and restructuring charges or credits, nonrecurring items and growth resulting from purchase acquisitions, noninterest expenses increased 2.9% compared to the second quarter of 2006 and are up 1.1% comparing the first six months of 2007 with the same period last year.

Combined Loan and Deposit Growth Remains Strong

     Average loans and leases totaled $86.9 billion for the second quarter of 2007, reflecting an increase of $9.0 billion, or 11.5%, compared to the second quarter of 2006. This increase was composed of growth in average commercial loans and leases, which increased $3.8 billion, or 9.8%; average mortgage loans, which increased $1.9 billion, or 12.2%; average consumer loans, which increased $1.4 billion, or 6.6%; and growth in average loans originated by BB&T’s specialized lending subsidiaries, which increased $1.9 billion, or 60.0%, compared to the second quarter last year. The growth in loans originated by BB&T’s specialized lending subsidiaries includes the acquisition of AFCO Credit Corporation. Excluding the impact of this acquisition, average loans in BB&T’s specialized lending group increased 22.9% compared to the second quarter last year.

     Average deposits totaled $82.0 billion for the second quarter of 2007, an increase of 8.4% compared to $75.6 billion for the second quarter of 2006. Average client deposits totaled $75.6 billion for the second quarter of 2007, an increase of 11.4% compared to $67.9 billion for the second quarter of 2006. Average retail deposit growth was led by client certificates of deposit, which increased $4.3 billion, or 19.8%, and other client deposits, which increased $3.1 billion, or 9.9% . During the second quarter of 2007, BB&T’s banking network generated approximately 28,000 net new transaction accounts.

BB&T Increases Quarterly Cash Dividend 9.5%

     On June 26, BB&T’s Board of Directors approved a 9.5% increase in the quarterly cash dividend paid to shareholders. The increase, to $.46 per share, marks the 36th consecutive year that BB&T has raised its cash dividend to shareholders. BB&T has paid a cash dividend to shareholders every year since 1903. The dividend will be paid on Aug. 1 to shareholders of record on July 13. Based on the closing price of BB&T’s common stock on June 30, BB&T’s dividend yield was 4.5% .

BB&T Completes Acquisition of Coastal Financial and Two Insurance Agencies

     On May 1, BB&T completed its merger with Coastal Financial Corporation, of Myrtle Beach, S.C. Coastal Financial operates 24 banking offices in high-growth markets in the Myrtle Beach, S.C., and the Wilmington, N.C., areas. Coastal’s offices will continue to operate under the Coastal brand until the systems conversion, which is scheduled for August.

     BB&T Insurance Services also expanded through the acquisition of two high-quality insurance agencies. On June 1, Reese Insurance Associates Inc., of metro Atlanta, Ga., was acquired and, on July 2, Carswell Insurance Services, of Hilton Head Island, S.C., was acquired. Both agencies are strong performers in excellent markets.

     At June 30, BB&T had $127.6 billion in assets and operated 1,507 banking offices in the Carolinas, Virginia, West Virginia, Kentucky, Georgia, Maryland, Tennessee, Florida, Alabama, Indiana and Washington, D.C. BB&T’s common stock is traded on the New York Stock Exchange under the trading symbol BBT. The closing price of BB&T’s common stock on July 18 was $40.61 per share.

     For additional information about BB&T’s financial performance, company news, products and services, please visit our Web site at www.BBT.com.

Earnings Webcast

     To hear a live webcast of BB&T’s second quarter 2007 earnings conference call at 11:00 a.m. (EDT) today, please visit our Web site at www.BBT.com. Replays of the conference call will be available through our Web site until 5 p.m. (EDT) on Friday, Aug. 3.

#

     Prior period operating and cash basis results have been revised to include equity-based compensation expense to be comparable with the 2007 results presented herein.

     This press release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). BB&T’s management uses these “non-GAAP” measures in their analysis of the Corporation’s performance. Non-GAAP measures typically adjust GAAP performance measures to exclude the effects of charges, expenses and gains related to the consummation of mergers and acquisitions, and costs related to the integration of merged entities, as well as the amortization of intangibles and purchase accounting mark-to-market adjustments in the case of “cash basis” performance measures. These non-GAAP measures may also exclude other significant gains, losses or expenses that are unusual in nature and not expected to recur. Since these items and their impact on BB&T’s performance are difficult to predict, management believes presentations of financial measures excluding the impact of these items provide useful supplemental information that is important for a proper understanding of the operating results of BB&T’s core businesses. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

     This press release contains certain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. These statements may address issues that involve significant risks, uncertainties, estimates and assumptions made by management. Actual results may differ materially from current projections. Please refer to BB&T’s filings with the Securities and Exchange Commission for a summary of important factors that may affect BB&T’s forward-looking statements. BB&T undertakes no obligation to revise these statements following the date of this press release.

QUARTERLY PERFORMANCE SUMMARY	Tamera L. Gjesdal
BB&T Corporation (NYSE:BBT)	Senior Vice President	(336) 733-3058
Page 5	Investor Relations	FAX (336) 733-3132

		For the Three Months Ended		Increase (Decrease)
(Dollars in millions, except per share data)		6/30/07	6/30/06	$	%
OPERATING EARNINGS STATEMENTS (1)
Interest income - taxable equivalent		$1,980	$1,690	$290	17.2%
Interest expense		995	751	244	32.5
Net interest income - taxable equivalent		985	939	46	4.9
Less: Taxable equivalent adjustment		19	22	(3)	(13.6)
Net interest income		966	917	49	5.3
Provision for credit losses		88	58	30	51.7
Net interest income after provision for credit losses		878	859	19	2.2
Noninterest income		729	651	78	12.0
Noninterest expense		918	858	60	7.0
Operating earnings before income taxes		689	652	37	5.7
Provision for income taxes		228	222	6	2.7
Operating earnings (1)		$461	$430	$31	7.2%
PER SHARE DATA BASED ON OPERATING EARNINGS (1)
Basic earnings		$.84	$.80	$.04	5.0%
Diluted earnings		.83	.79	.04	5.1
Weighted average shares (in thousands) -	Basic	548,385	536,882
	Diluted	553,935	541,608
Dividends paid per share		$.42	$.38	$.04	10.5%
PERFORMANCE RATIOS BASED ON OPERATING EARNINGS (1)
Return on average assets		1.48%	1.54%
Return on average equity		15.28	15.37
Net yield on earning assets (taxable equivalent)		3.55	3.76
Efficiency ratio (taxable equivalent) (2)		53.2	53.9
CASH BASIS PERFORMANCE
BASED ON OPERATING EARNINGS (1)(3)
Cash basis operating earnings		$477	$449	$28	6.2%
Diluted earnings per share		.86	.83	.03	3.6
Return on average tangible assets		1.61%	1.67%
Return on average tangible equity		28.48	27.90
Efficiency ratio (taxable equivalent) (2)		51.7	52.1

		For the Three Months Ended		Increase (Decrease)
(Dollars in millions, except per share data)		6/30/07	6/30/06	$	%
INCOME STATEMENTS
Interest income		$1,961	$1,668	$293	17.6%
Interest expense		995	751	244	32.5
Net interest income		966	917	49	5.3
Provision for credit losses		88	58	30	51.7
Net interest income after provision for credit losses		878	859	19	2.2
Noninterest income		729	651	78	12.0
Noninterest expense		923	860	63	7.3
Income before income taxes		684	650	34	5.2
Provision for income taxes		226	221	5	2.3
Net income		$458	$429	$29	6.8%
PER SHARE DATA
Basic earnings		$.84	$.80	$.04	5.0%
Diluted earnings		.83	.79	.04	5.1
Weighted average shares (in thousands) -	Basic	548,385	536,882
	Diluted	553,935	541,608
PERFORMANCE RATIOS BASED ON NET INCOME
Return on average assets		1.47%	1.53%
Return on average equity		15.18	15.34
Efficiency ratio (taxable equivalent) (2)		53.5	54.0

NOTES:	Prior period operating and cash basis results have been revised to include equity-based compensation expense to be comparable with the 2007 results presented herein.
Applicable ratios are annualized.
(1)	Operating earnings exclude the effect of merger-related and restructuring charges or credits and nonrecurring items. These amounts totaled $3 million and $1 million, net of tax, in the second quarters of 2007 and 2006, respectively. See Reconciliation Tables included herein.
(2)	Excludes securities gains (losses), foreclosed property expense, increases or decreases in the valuation of mortgage servicing rights, and gains or losses on mortgage servicing rights-related derivatives. Cash basis and operating ratios also exclude merger-related and restructuring charges or credits and nonrecurring items, where applicable. See Reconciliation Tables included herein.
(3)	Cash basis performance information excludes the effect on earnings of amortization expense applicable to intangible assets, the unamortized balances of intangibles from assets and equity, net of deferred taxes, and the net amortization of purchase accounting mark-to-market adjustments. See Reconciliation Tables included herein.

QUARTERLY PERFORMANCE SUMMARY	Tamera L. Gjesdal
BB&T Corporation (NYSE:BBT)	Senior Vice President	(336) 733-3058
Page 6	Investor Relations	FAX (336) 733-3132

		For the Six Months Ended		Increase (Decrease)
(Dollars in millions, except per share data)		6/30/07	6/30/06	$	%
OPERATING EARNINGS STATEMENTS (1)
Interest income - taxable equivalent		$3,889	$3,268	$621	19.0%
Interest expense		1,941	1,410	531	37.7
Net interest income - taxable equivalent		1,948	1,858	90	4.8
Less: Taxable equivalent adjustment		37	44	(7)	(15.9)
Net interest income		1,911	1,814	97	5.3
Provision for credit losses		159	105	54	51.4
Net interest income after provision for credit losses		1,752	1,709	43	2.5
Noninterest income		1,381	1,259	122	9.7
Noninterest expense		1,795	1,708	87	5.1
Operating earnings before income taxes		1,338	1,260	78	6.2
Provision for income taxes		452	419	33	7.9
Operating earnings (1)		$886	$841	$45	5.4%
PER SHARE DATA BASED ON OPERATING EARNINGS (1)
Basic earnings		$1.63	$1.56	$.07	4.5%
Diluted earnings		1.61	1.55	.06	3.9
Weighted average shares (in thousands) -	Basic	545,136	538,409
	Diluted	550,556	542,297
Dividends paid per share		$.84	$.76	$.08	10.5%
PERFORMANCE RATIOS BASED ON OPERATING EARNINGS (1)
Return on average assets		1.45%	1.53%
Return on average equity		15.12	15.18
Net yield on earning assets (taxable equivalent)		3.58	3.79
Noninterest income as a percentage of
total income (taxable equivalent) (2)		41.6	40.2
Efficiency ratio (taxable equivalent) (2)		53.4	54.7
CASH BASIS PERFORMANCE
BASED ON OPERATING EARNINGS (1)(3)
Cash basis operating earnings		$918	$879	$39	4.4%
Diluted earnings per share		1.67	1.62	.05	3.1
Return on average tangible assets		1.58%	1.67%
Return on average tangible equity		28.35	27.31
Efficiency ratio (taxable equivalent) (2)		51.9	52.9

		For the Six Months Ended		Increase (Decrease)
(Dollars in millions, except per share data)		6/30/07	6/30/06	$	%
INCOME STATEMENTS
Interest income		$3,852	$3,224	$628	19.5%
Interest expense		1,941	1,410	531	37.7
Net interest income		1,911	1,814	97	5.3
Provision for credit losses		159	105	54	51.4
Net interest income after provision for credit losses		1,752	1,709	43	2.5
Noninterest income		1,381	1,259	122	9.7
Noninterest expense		1,806	1,679	127	7.6
Income before income taxes		1,327	1,289	38	2.9
Provision for income taxes		448	429	19	4.4
Net income		$879	$860	$19	2.2%
PER SHARE DATA
Basic earnings		$1.61	$1.60	$.01	.6%
Diluted earnings		1.60	1.59	.01	.6
Weighted average shares (in thousands) -	Basic	545,136	538,409
	Diluted	550,556	542,297
PERFORMANCE RATIOS BASED ON NET INCOME
Return on average assets		1.44%	1.57%
Return on average equity		15.00	15.53
Efficiency ratio (taxable equivalent) (2)		53.8	53.7

NOTES:	Prior period operating and cash basis results have been revised to include equity-based compensation expense to be comparable with the 2007 results presented herein.
Applicable ratios are annualized.
(1)	Operating earnings exclude the effect of merger-related and restructuring charges or credits and nonrecurring items. These amounts totaled $7 million and $(19) million, net of tax, in 2007 and 2006, respectively. See Reconciliation Tables included herein.
(2)	Excludes securities gains (losses), foreclosed property expense, increases or decreases in the valuation of mortgage servicing rights, and gains or losses on mortgage servicing rights-related derivatives. Cash basis and operating ratios also exclude merger-related and restructuring charges or credits and nonrecurring items, where applicable. See Reconciliation Tables included herein.
(3)	Cash basis performance information excludes the effect on earnings of amortization expense applicable to intangible assets, the unamortized balances of intangibles from assets and equity, net of deferred taxes, and the net amortization of purchase accounting mark-to-market adjustments. See Reconciliation Tables included herein.

QUARTERLY PERFORMANCE SUMMARY	Tamera L. Gjesdal
BB&T Corporation (NYSE:BBT)	Senior Vice President	(336) 733-3058
Page 7	Investor Relations	FAX (336) 733-3132

			As of / For the Six Months Ended		Increase (Decrease)
(Dollars in millions)			6/30/07	6/30/06	$	%
CONSOLIDATED BALANCE SHEETS
End of period balances
Cash and due from banks			$1,745	$2,160	$(415)	(19.2	) %
Interest-bearing deposits with banks			769	560	209	37.3
Federal funds sold and other earning assets			419	399	20	5.0
Securities available for sale			22,254	20,091	2,163	10.8
Trading securities			1,067	919	148	16.1
Total securities			23,321	21,010	2,311	11.0
Commercial loans and leases			42,632	39,652	2,980	7.5
Direct retail loans			15,520	14,941	579	3.9
Sales finance loans			5,889	5,377	512	9.5
Revolving credit loans			1,461	1,328	133	10.0
Mortgage loans			16,640	15,092	1,548	10.3
Specialized lending			5,248	3,229	2,019	62.5
Total loans and leases held for investment			87,390	79,619	7,771	9.8
Loans held for sale			1,152	665	487	73.2
Total loans and leases			88,542	80,284	8,258	10.3
Allowance for loan and lease losses			920	870	50	5.7
Total earning assets			113,599	103,097	10,502	10.2
Premises and equipment, net			1,485	1,342	143	10.7
Goodwill			5,114	4,731	383	8.1
Core deposit and other intangibles			504	493	11	2.2
Other assets			6,598	6,175	423	6.9
Total assets			127,577	116,284	11,293	9.7
Noninterest-bearing deposits			13,641	13,820	(179)	(1.3)
Interest checking			1,384	1,597	(213)	(13.3)
Other client deposits			35,741	32,100	3,641	11.3
Client certificates of deposit			27,445	23,697	3,748	15.8
Total client deposits			78,211	71,214	6,997	9.8
Other interest-bearing deposits			5,868	7,299	(1,431)	(19.6)
Total deposits			84,079	78,513	5,566	7.1
Fed funds purchased, repos and other borrowings			9,410	6,797	2,613	38.4
Long-term debt			18,313	15,195	3,118	20.5
Total interest-bearing liabilities			98,161	86,685	11,476	13.2
Other liabilities			3,650	4,615	(965)	(20.9)
Total liabilities			115,452	105,120	10,332	9.8
Total shareholders' equity			$12,125	$11,164	$961	8.6%
Average balances
Securities, at amortized cost			$22,502	$21,018	$1,484	7.1%
Commercial loans and leases			41,531	37,538	3,993	10.6
Direct retail loans			15,355	14,609	746	5.1
Sales finance loans			5,779	5,229	550	10.5
Revolving credit loans			1,402	1,313	89	6.8
Mortgage loans			16,858	15,010	1,848	12.3
Specialized lending			4,997	3,018	1,979	65.6
Total loans and leases			85,922	76,717	9,205	12.0
Allowance for loan and lease losses			905	840	65	7.7
Other earning assets			904	874	30	3.4
Total earning assets			109,328	98,609	10,719	10.9
Total assets			122,961	110,767	12,194	11.0
Noninterest-bearing deposits			13,158	13,033	125	1.0
Interest checking			2,348	2,071	277	13.4
Other client deposits			33,628	30,748	2,880	9.4
Client certificates of deposit			25,498	20,766	4,732	22.8
Total client deposits			74,632	66,618	8,014	12.0
Other interest-bearing deposits			7,607	8,298	(691)	(8.3)
Total deposits			82,239	74,916	7,323	9.8
Fed funds purchased, repos and other borrowings			8,317	7,098	1,219	17.2
Long-term debt			17,286	13,471	3,815	28.3
Total interest-bearing liabilities			94,684	82,452	12,232	14.8
Total shareholders' equity			$11,819	$11,178	$641	5.7%

		As of / For the Quarter Ended
(Dollars in millions, except per share data)		6/30/07	3/31/07	12/31/06	9/30/06	6/30/06
MISCELLANEOUS INFORMATION

Unrealized depreciation on
securities available for sale, net of tax		$(339)	$(178)	$(249)	$(313)	$(535)
Derivatives (notional value)		36,108	40,159	23,097	25,054	24,282
Fair value of derivatives portfolio		(175)	(40)	(45)	(26)	(215)
Common stock prices:	High	43.02	44.30	44.74	44.54	43.46
	Low	39.13	39.54	42.48	39.87	39.09
End of period		40.68	41.02	43.93	43.78	41.59
Weighted average shares (in thousands) -	Basic	548,385	541,851	540,807	538,911	536,882
	Diluted	553,935	547,230	546,618	544,286	541,608
End of period shares outstanding (in thousands)		551,948	542,416	541,475	540,652	536,896
End of period banking offices		1,507	1,472	1,459	1,462	1,443
ATMs		2,170	2,121	2,125	2,106	2,057
FTEs		28,961	28,876	29,344	29,112	29,016

NOTES: All items referring to average loans and leases include loans held for sale.

QUARTERLY PERFORMANCE SUMMARY	Tamera L. Gjesdal
BB&T Corporation (NYSE:BBT)	Senior Vice President	(336) 733-3058
Page 8	Investor Relations	FAX (336) 733-3132

	As of / For the Quarter Ended
(Dollars in millions, except per share data)	6/30/07	3/31/07	12/31/06	9/30/06	6/30/06
OPERATING EARNINGS STATEMENTS (1)
Interest income - taxable equivalent
Interest and fees on loans and leases	$1,682	$1,622	$1,609	$1,571	$1,452
Interest and dividends on securities	285	277	255	243	228
Interest on short-term investments	13	10	24	11	10
Total interest income - taxable equivalent	1,980	1,909	1,888	1,825	1,690
Interest expense
Interest on deposits	639	647	616	586	496
Interest on fed funds purchased, repos and other borrowings	102	87	80	75	81
Interest on long-term debt	254	212	214	204	174
Total interest expense	995	946	910	865	751
Net interest income - taxable equivalent	985	963	978	960	939
Less: Taxable equivalent adjustment	19	18	22	22	22
Net interest income	966	945	956	938	917
Provision for credit losses	88	71	73	62	58
Net interest income after provision for
credit losses	878	874	883	876	859
Noninterest income
Insurance commissions	229	197	214	209	214
Service charges on deposits	151	138	141	138	138
Other nondeposit fees and commissions	127	114	116	115	111
Investment banking and brokerage fees and commissions	89	82	75	82	79
Trust revenue	40	40	40	39	38
Mortgage banking income	31	30	24	23	29
Securities gains (losses), net	1	(11)	2	-	-
Other noninterest income	61	62	65	54	42
Total noninterest income	729	652	677	660	651
Noninterest expense
Personnel expense	540	524	533	524	506
Occupancy and equipment expense	117	116	118	114	109
Foreclosed property expense	6	7	6	4	4
Amortization of intangibles	26	25	27	27	25
Other noninterest expense	229	205	229	236	214
Total noninterest expense	918	877	913	905	858
Operating earnings before income taxes	689	649	647	631	652
Provision for income taxes	228	224	205	207	222
Operating earnings (1)	$461	$425	$442	$424	$430
PER SHARE DATA BASED ON
OPERATING EARNINGS (1)
Basic earnings	$.84	$.78	$.82	$.79	$.80
Diluted earnings	.83	.78	.81	.78	.79
Dividends paid per share	.42	.42	.42	.42	.38
PERFORMANCE RATIOS BASED ON
OPERATING EARNINGS (1)
Return on average assets	1.48%	1.42%	1.48%	1.44%	1.54%
Return on average equity	15.28	14.94	14.70	14.60	15.37
Net yield on earning assets (taxable equivalent)	3.55	3.61	3.70	3.68	3.76
Efficiency ratio (taxable equivalent) (2)	53.2	53.7	54.8	55.6	53.9
Noninterest income as a percentage of
total income (taxable equivalent) (2)	42.6	40.6	40.9	40.8	40.8
Average earning assets as a percentage of
average total assets	88.9	88.9	88.6	88.8	89.0
Average loans and leases as a percentage of
average deposits	106.1	102.9	103.5	102.4	103.1
CASH BASIS PERFORMANCE BASED ON
OPERATING EARNINGS (1) (3)

Cash basis operating earnings	$477	$441	$460	$441	$449
Diluted earnings per share	.86	.81	.84	.81	.83
Return on average tangible assets	1.61%	1.54%	1.61%	1.57%	1.67%
Return on average tangible equity	28.48	28.20	26.88	27.43	27.90
Efficiency ratio (taxable equivalent) (2)	51.7	52.1	53.1	53.9	52.1

NOTES:	Prior period operating and cash basis results have been revised to include equity-based compensation expense to be comparable with the 2007 results presented herein.
Applicable ratios are annualized.
(1)	Operating earnings exclude the effect of merger-related and restructuring charges or credits and nonrecurring items. These amounts totaled $3 million, $4 million, $191 million, $7 million and $1 million, net of tax, for the quarters ended June 30, 2007, March 31, 2007, December 31, 2006, September 30, 2006 and June 30, 2006, respectively. See Reconciliation Tables included herein.
(2)	Excludes securities gains (losses), foreclosed property expense, increases or decreases in the valuation of mortgage servicing rights, and gains or losses on mortgage servicing rights-related derivatives. Cash basis and operating ratios also exclude merger-related and restructuring charges or credits and nonrecurring items, where applicable. See Reconciliation Tables included herein.
(3)	Cash basis operating performance information excludes the effect on earnings of amortization expense applicable to intangible assets, the unamortized balances of intangibles from assets and equity, net of deferred taxes, and the net amortization of purchase accounting mark-to-market adjustments. See Reconciliation Tables included herein.

QUARTERLY PERFORMANCE SUMMARY	Tamera L. Gjesdal
BB&T Corporation (NYSE:BBT)	Senior Vice President	(336) 733-3058
Page 9	Investor Relations	FAX (336) 733-3132

	As of / For the Quarter Ended
(Dollars in millions, except per share data)	6/30/07	3/31/07	12/31/06	9/30/06	6/30/06

INCOME STATEMENTS
Interest income
Interest and fees on loans and leases	$1,675	$1,613	$1,601	$1,562	$1,445
Interest and dividends on securities	273	268	241	230	213
Interest on short-term investments	13	10	24	11	10
Total interest income	1,961	1,891	1,866	1,803	1,668
Interest expense
Interest on deposits	639	647	616	586	496
Interest on fed funds purchased, repos and other borrowings	102	87	80	75	81
Interest on long-term debt	254	212	214	204	174
Total interest expense	995	946	910	865	751
Net interest income	966	945	956	938	917
Provision for credit losses	88	71	73	62	58
Net interest income after provision for
credit losses	878	874	883	876	859
Noninterest income
Insurance commissions	229	197	214	209	214
Service charges on deposits	151	138	141	138	138
Other nondeposit fees and commissions	127	114	116	115	111
Investment banking and brokerage fees and commissions	89	82	75	82	79
Trust revenue	40	40	40	39	38
Mortgage banking income	31	30	24	23	29
Securities gains (losses), net	1	(11)	(73)	-	-
Other noninterest income	61	62	65	54	42
Total noninterest income	729	652	602	660	651
Noninterest expense
Personnel expense	540	524	533	524	506
Occupancy and equipment expense	117	116	118	114	109
Foreclosed property expense	6	7	6	4	4
Amortization of intangibles	26	25	27	27	25
Merger-related and restructuring charges (credits), net	5	6	9	10	2
Other noninterest expense	229	205	229	236	214
Total noninterest expense	923	883	922	915	860
Income before income taxes	684	643	563	621	650
Provision for income taxes	226	222	312	204	221
Net income	$458	$421	$251	$417	$429
PER SHARE DATA
Basic earnings	$.84	$.78	$.46	$.77	$.80
Diluted earnings	.83	.77	.46	.77	.79

	For the Quarter Ended
	6/30/07	3/31/07	12/31/06	9/30/06	6/30/06
ANNUALIZED INTEREST YIELDS / RATES (1)
Interest income:
Securities:
U.S. Treasury securities	4.53%	4.47%	4.48%	3.72%	3.19%
U.S. government-sponsored entity securities	4.60	4.39	4.17	4.00	3.96
Mortgage-backed securities	5.02	5.09	5.10	5.10	4.83
States and political subdivisions	6.87	6.85	7.00	6.90	6.84
Other securities	5.94	7.03	6.45	5.24	5.25
Trading securities	4.36	5.89	3.45	3.31	2.94
Total securities	4.94	5.06	4.72	4.47	4.33
Loans:
Commercial loans and leases	7.92	7.89	7.97	8.00	7.73
Consumer loans	7.53	7.51	7.44	7.38	7.14
Mortgage loans	5.96	5.90	5.85	5.79	5.66
Specialized lending	13.37	13.62	15.29	15.32	15.12
Total loans	7.75	7.73	7.73	7.70	7.47
Other earning assets (2)	5.26	4.96	10.44	4.16	4.23
Total earning assets	7.14	7.17	7.14	6.99	6.77
Interest expense:
Interest-bearing deposits:
Interest checking	2.30	2.38	2.29	1.94	1.78
Other client deposits	2.85	2.82	2.76	2.61	2.29
Client certificates of deposit	4.63	4.60	4.53	4.33	3.99
Other interest-bearing deposits	5.34	5.35	5.35	5.36	5.00
Total interest-bearing deposits	3.73	3.77	3.67	3.54	3.20
Fed funds purchased, repos and other borrowings (2)	4.55	4.61	4.51	4.43	4.30
Long-term debt	5.51	5.32	5.27	5.28	5.04
Total interest-bearing liabilities	4.15	4.11	4.02	3.91	3.60
Net yield on earning assets	3.55%	3.61%	3.70%	3.68%	3.76%

NOTES:	(1) Fully taxable equivalent yields. Securities yields calculated based on amortized cost.
(2) The fourth quarter of 2006 includes interest income and expense associated with a deposit placed with the IRS to curtail the accrual of interest on disputed tax payments.

QUARTERLY PERFORMANCE SUMMARY	Tamera L. Gjesdal
BB&T Corporation (NYSE:BBT)	Senior Vice President	(336) 733-3058
Page 10	Investor Relations	FAX (336) 733-3132

	As of / For the Quarter Ended
(Dollars in millions, except per share data)	6/30/07	3/31/07	12/31/06	9/30/06	6/30/06
SELECTED BALANCE SHEET DATA
End of period balances
Securities available for sale	$22,254	$20,898	$20,721	$20,733	$20,091
Trading securities	1,067	906	2,147	888	919
Total securities	23,321	21,804	22,868	21,621	21,010
Commercial loans and leases	42,632	41,238	41,300	40,430	39,652
Direct retail loans	15,520	15,283	15,312	15,244	14,941
Sales finance loans	5,889	5,774	5,683	5,553	5,377
Revolving credit loans	1,461	1,386	1,414	1,355	1,328
Mortgage loans	16,640	16,011	15,596	15,328	15,092
Specialized lending	5,248	4,956	3,606	3,493	3,229
Total loans and leases held for investment	87,390	84,648	82,911	81,403	79,619
Loans held for sale	1,152	672	680	547	665
Total loans and leases	88,542	85,320	83,591	81,950	80,284
Allowance for loan and lease losses	920	896	888	883	870
Other earning assets	1,188	782	826	938	959
Total earning assets	113,599	108,193	107,676	105,001	103,097
Total assets	127,577	121,694	121,351	118,524	116,284
Noninterest-bearing deposits	13,641	13,533	13,393	13,560	13,820
Interest checking	1,384	1,288	1,333	1,323	1,597
Other client deposits	35,741	34,657	34,062	32,732	32,100
Client certificates of deposit	27,445	25,322	24,987	24,356	23,697
Total client deposits	78,211	74,800	73,775	71,971	71,214
Other interest-bearing deposits	5,868	5,039	7,196	8,095	7,299
Total deposits	84,079	79,839	80,971	80,066	78,513
Fed funds purchased, repos and other borrowings	9,410	6,770	8,087	7,235	6,797
Long-term debt	18,313	19,936	15,904	16,159	15,195
Total interest-bearing liabilities	98,161	93,012	91,569	89,900	86,685
Total shareholders' equity	12,125	11,650	11,745	11,734	11,164
Goodwill	5,114	4,860	4,827	4,824	4,731
Core deposit and other intangibles	504	479	454	478	493
Total intangibles	5,618	5,339	5,281	5,302	5,224
Mortgage servicing rights	$609	$525	$512	$507	$524
Average balances
Securities, at amortized cost	$23,124	$21,872	$21,609	$21,736	$21,081
Commercial loans and leases	41,935	41,122	40,758	39,977	38,175
Direct retail loans	15,438	15,272	15,291	15,100	14,718
Sales finance loans	5,823	5,734	5,623	5,453	5,242
Revolving credit loans	1,417	1,387	1,362	1,338	1,308
Mortgage loans	17,231	16,481	16,091	15,803	15,351
Specialized lending	5,095	4,898	3,565	3,373	3,184
Total loans and leases	86,939	84,894	82,690	81,044	77,978
Allowance for loan and lease losses	916	894	891	880	852
Other earning assets	967	841	917	977	969
Total earning assets	111,030	107,607	105,216	103,757	100,028
Total assets	124,848	121,054	118,777	116,884	112,383
Noninterest-bearing deposits	13,367	12,946	13,289	13,511	13,213
Interest checking	2,487	2,206	2,284	2,228	2,234
Other client deposits	33,860	33,393	32,616	31,713	30,809
Client certificates of deposit	25,919	25,076	24,712	23,951	21,627
Total client deposits	75,633	73,621	72,901	71,403	67,883
Other interest-bearing deposits	6,326	8,902	6,988	7,720	7,743
Total deposits	81,959	82,523	79,889	79,123	75,626
Fed funds purchased, repos and other borrowings	9,000	7,627	7,109	6,720	7,507
Long-term debt	18,471	16,086	16,101	15,433	13,826
Total interest-bearing liabilities	96,063	93,290	89,810	87,765	83,746
Total shareholders' equity	$12,113	$11,522	$11,941	$11,500	$11,221
SELECTED CAPITAL INFORMATION (1)
Risk-based capital:
Tier 1	$8,952	$7,987	$8,226	$8,155	$7,841
Total	13,984	12,791	13,016	12,938	11,864
Risk-weighted assets	95,000	92,192	90,982	88,619	86,412
Average quarterly tangible assets	119,636	116,161	114,007	112,402	108,027
Risk-based capital ratios:
Tier 1	9.4%	8.7%	9.0%	9.2%	9.1%
Total	14.7	13.9	14.3	14.6	13.7
Leverage capital ratio	7.5	6.9	7.2	7.3	7.3
Equity as a percentage of total assets	9.5	9.6	9.7	9.9	9.6
Tangible equity as a percentage of tangible assets (2)	5.5	5.5	5.7	5.8	5.5
Book value per share	$21.97	$21.48	$21.69	$21.70	$20.79
Tangible book value per share (2)	12.05	11.89	12.20	12.18	11.36

NOTES:	All items referring to average loans and leases include loans held for sale.
(1) Current quarter risk-based capital information is preliminary.
(2) Excludes the carrying value of goodwill and other intangible assets from shareholders' equity and total assets, net of deferred taxes, where applicable.

QUARTERLY PERFORMANCE SUMMARY	Tamera L. Gjesdal
BB&T Corporation (NYSE:BBT)	Senior Vice President	(336) 733-3058
Page 11	Investor Relations	FAX (336) 733-3132

As of / For the Quarter Ended
(Dollars in millions)	6/30/07	3/31/07	12/31/06	9/30/06	6/30/06
ASSET QUALITY ANALYSIS
Allowance For Credit Losses
Beginning balance	$901	$888	$884	$871	$833
Allowance for acquired (sold) loans, net	13	3	(1)	6	25
Provision for credit losses	88	71	73	62	58
Charge-offs
Commercial loans and leases	(11)	(10)	(15)	(10)	(7)
Direct retail loans	(22)	(12)	(13)	(12)	(12)
Sales finance loans	(6)	(6)	(5)	(5)	(5)
Revolving credit loans	(12)	(12)	(12)	(11)	(11)
Mortgage loans	(2)	(1)	(2)	(1)	(1)
Specialized lending	(40)	(41)	(36)	(31)	(26)
Total charge-offs	(93)	(82)	(83)	(70)	(62)
Recoveries
Commercial loans and leases	4	8	3	4	5
Direct retail loans	3	4	3	3	3
Sales finance loans	2	2	2	2	2
Revolving credit loans	3	3	3	3	3
Mortgage loans	-	-	-	-	1
Specialized lending	5	4	4	3	3
Total recoveries	17	21	15	15	17
Net charge-offs	(76)	(61)	(68)	(55)	(45)
Ending balance	$926	$901	$888	$884	$871

Allowance For Credit Losses
Allowance for loan and lease losses	$920	$896	$888	$883	$870
Reserve for unfunded lending commitments	6	5	-	1	1
Total	$926	$901	$888	$884	$871
Nonperforming Assets
Nonaccrual loans and leases:
Commercial loans and leases	$178	$148	$129	$124	$126
Direct retail loans	43	43	39	38	39
Sales finance loans	4	1	2	2	3
Mortgage loans	63	51	53	50	47
Specialized lending	36	33	37	31	24
Total nonaccrual loans and leases	324	276	260	245	239
Foreclosed real estate	61	56	54	55	56
Other foreclosed property	37	35	35	30	24
Restructured loans	1	-	-	1	-
Nonperforming assets	$423	$367	$349	$331	$319
Loans 90 days or more past due
and still accruing:
Commercial loans and leases	$18	$18	$14	$8	$19
Direct retail loans	17	13	20	17	17
Sales finance loans	12	16	17	13	12
Revolving credit loans	6	7	6	6	5
Mortgage loans	48	39	37	36	32
Specialized lending	7	10	8	7	6
Total loans 90 days or more past due
and still accruing	108	103	102	87	91
Loans 90 days or more past due and still accruing
as a percentage of total loans and leases	.12%	.12%	.12%	.11%	.11%
Asset Quality Ratios
Nonaccrual and restructured loans and leases
as a percentage of total loans and leases	.37%	.32%	.31%	.30%	.30%
Nonperforming assets as a percentage of:
Total assets	.33	.30	.29	.28	.27
Loans and leases plus
foreclosed property	.48	.43	.42	.40	.40
Net charge-offs as a percentage of
average loans and leases	.35	.29	.33	.27	.23
Net charge-offs excluding specialized
lending as a percentage of average
loans and leases (1)	.20	.13	.18	.14	.12
Allowance for loan and lease losses as
a percentage of loans and leases	1.04	1.05	1.06	1.08	1.08
Allowance for loan and lease losses as
a percentage of loans and leases
held for investment	1.05	1.06	1.07	1.09	1.09
Ratio of allowance for loan and lease losses to:
Net charge-offs	3.04	x	3.58	x	3.29	x	4.07	x	4.78	x
Nonaccrual and restructured loans and leases	2.83	3.24	3.41	3.59	3.63

NOTES:	All items referring to loans and leases include loans held for sale and are net of unearned income. Applicable ratios are annualized.
(1) Excludes net charge-offs and average loans from BB&T's specialized lending subsidiaries.

QUARTERLY PERFORMANCE SUMMARY	Tamera L. Gjesdal
BB&T Corporation (NYSE:BBT)	Senior Vice President	(336) 733-3058
Page 12	Investor Relations	FAX (336) 733-3132

As of / For the Six Months Ended	Increase (Decrease)
(Dollars in millions)	6/30/07	6/30/06	$	%
Allowance For Credit Losses
Beginning balance	$888	$830	$58	7.0%
Allowance for acquired (sold) loans, net	16	29	(13)	NM
Provision for credit losses	159	105	54	51.4
Charge-offs
Commercial loans and leases	(21)	(12)	(9)	75.0
Direct retail loans	(34)	(23)	(11)	47.8
Sales finance loans	(12)	(11)	(1)	9.1
Revolving credit loans	(24)	(22)	(2)	9.1
Mortgage loans	(3)	(3)	-	-
Specialized lending	(81)	(53)	(28)	52.8
Total charge-offs	(175)	(124)	(51)	41.1
Recoveries
Commercial loans and leases	12	8	4	50.0
Direct retail loans	7	6	1	16.7
Sales finance loans	4	4	-	-
Revolving credit loans	6	5	1	20.0
Mortgage loans	-	1	(1)	(100.0)
Specialized lending	9	7	2	28.6
Total recoveries	38	31	7	22.6
Net charge-offs	(137)	(93)	(44)	(47.3)
Ending balance	$926	$871	$55	6.3%
Allowance For Credit Losses
Allowance for loan and lease losses	$920	$870	$50	5.7%
Reserve for unfunded lending commitments	6	1	5	500.0
Total	$926	$871	$55	6.3%
Asset Quality Ratios
Net charge-offs as a percentage of
average loans and leases	.32%	.24%
Net charge-offs excluding specialized
lending as a percentage of average
loans and leases (1)	.16	.13
Ratio of allowance for loan and lease losses to
net charge-offs	3.33	x	4.64	x

	Percentage Increase (Decrease)
	QTD		Annualized Link QTD		YTD
	2Q07 vs. 2Q06		2Q07 vs. 1Q07		2007 vs. 2006
PERCENTAGE CHANGES IN SELECTED BALANCES ADJUSTED FOR
PURCHASE ACQUISITIONS (2)
Average Balances
Commercial loans and leases (3)	5.8%		3.7%		6.3%
Direct retail loans	3.3		2.7		3.7
Sales finance loans	11.1		6.2		10.5
Revolving credit loans	8.1		8.4		6.5
Mortgage loans	10.6		12.0		11.5
Specialized lending (4)	13.0		16.1		13.7
Total loans and leases (3) (4)	7.1		6.1		7.5

Noninterest-bearing deposits	(1.9)		9.5		(2.0)
Interest checking	-		35.4		1.7
Other client deposits	7.3		3.1		6.8
Client certificates of deposit	14.9		8.5		17.7
Total client deposits	7.7		7.1		8.3
Other interest-bearing deposits	(19.9)		(116.1)		(10.2)
Total deposits	4.9%		(6.0	) %	6.3%

PERCENTAGE CHANGES IN SELECTED INCOME STATEMENT ITEMS
BASED ON OPERATING EARNINGS ADJUSTED FOR PURCHASE ACQUISITIONS (2)
Net interest income - taxable equivalent (3)	(1.2	) %	2.0%		(1.0	) %
Noninterest income
Insurance commissions	8.3		74.6		8.8
Service charges on deposits	5.6		28.4		4.7
Other nondeposit fees and commissions	12.3		45.3		11.5
Investment banking and brokerage fees and commissions	12.7		34.2		6.9
Trust revenue	5.3		-		6.7
Mortgage banking income (5)	14.8		59.4		3.6
Securities gains (losses), net	NM		NM		NM
Other income	38.6		(6.5)		26.8
Total noninterest income (5)	12.3		50.2		8.9
Noninterest expense
Personnel expense	3.8		10.6		1.2
Occupancy and equipment expense	3.5		3.4		3.1
Other noninterest expense	0.8		38.0		-
Total noninterest expense	2.9%		17.1%		1.1%

NOTES:		All items referring to loans and leases include loans held for sale and are net of unearned income. Applicable ratios are annualized.
	(1)	Excludes net charge-offs and average loans from BB&T's specialized lending subsidiaries.
	(2)	Adjusted to exclude estimated growth that resulted from the timing of acquisitions during 2007 and 2006.
	(3)	Adjusted for leveraged leases due to the impact of adopting FSP FAS 13-2.
	(4)	Loans from specialized lending, excluding AFCO/CAFO from both 2006 and 2007, grew 22.9% and 24.1%, respectively, comparing the second quarter 2007 to the second quarter of 2006 and the YTD 2007 to the YTD 2006. In addition, total loans grew 7.4% and 7.8%, respectively, for the second quarter of 2007 compared to the second quarter of 2006 and the YTD 2007 to the YTD 2006.
	(5)	Excludes the net impact of valuation adjustments for mortgage servicing rights and gains or losses on mortgage servicing rights-related derivatives.
	NM	- not meaningful.

QUARTERLY PERFORMANCE SUMMARY	Tamera L. Gjesdal
BB&T Corporation (NYSE:BBT)	Senior Vice President	(336) 733-3058
Page 13	Investor Relations	FAX (336) 733-3132

	As of / For the Quarter Ended
(Dollars in millions)	6/30/07	3/31/07	12/31/06	9/30/06	6/30/06
SELECTED MORTGAGE BANKING INFORMATION
Residential Mortgage Servicing Rights (1)	$577	$494	$484	$481	$500

Income Statement Impact of Mortgage Servicing
Rights Valuation:
MSRs fair value (decrease) increase	$72	$7	$-	$(40)	$32
MSRs derivative hedge gains (losses)	(73)	(3)	(3)	40	(29)
Net	$(1)	$4	$(3)	$-	$3

Residential Mortgage Loan Originations	$3,014	$2,461	$2,463	$2,461	$2,656

Residential Mortgage Servicing Portfolio:
Loans serviced for others	$30,077	$29,420	$28,979	$28,590	$27,025
Bank owned loans serviced	17,611	16,571	16,257	15,847	15,681
Total servicing portfolio	47,688	45,991	45,236	44,437	42,706
Weighted Average Coupon Rate	5.95%	5.93%	5.92%	5.90%	5.86%
Weighted Average Servicing Fee	.357	.356	.353	.351	.351

	For the Quarter Ended
(Dollars in millions, except per share data)	6/30/07	3/31/07	12/31/06	9/30/06	6/30/06
RECONCILIATION TABLE
Net income	$458	$421	$251	$417	$429
Merger-related and restructuring items, net of tax	3	4	5	7	1
Other, net of tax (4)	-	-	186	-	-
Operating earnings	461	425	442	424	430
Amortization of intangibles, net of tax	16	16	17	16	16
Amortization of mark-to-market adjustments, net of tax	-	-	1	1	3
Cash basis operating earnings	477	441	460	441	449
Return on average assets	1.47%	1.41%	.84%	1.42%	1.53%
Effect of merger-related and restructuring items, net of tax	.01	.01	.02	.02	.01
Effect of other, net of tax (4)	-	-	.62	-	-
Operating return on average assets	1.48	1.42	1.48	1.44	1.54
Effect of amortization of intangibles, net of tax (2)	.13	.12	.13	.13	.12
Effect of amortization of mark-to-market adjustments,
net of tax	-	-	-	-	.01
Cash basis operating return on average
tangible assets	1.61	1.54	1.61	1.57	1.67
Return on average equity	15.18%	14.81%	8.33%	14.39%	15.34%
Effect of merger-related and restructuring items, net of tax	.10	.13	.19	.21	.03
Effect of other, net of tax (4)	-	-	6.18	-	-
Operating return on average equity	15.28	14.94	14.70	14.60	15.37
Effect of amortization of intangibles, net of tax (2)	13.20	13.26	12.12	12.77	12.37
Effect of amortization of mark-to-market adjustments,
net of tax	-	-	.06	.06	.16
Cash basis operating return on average
tangible equity	28.48	28.20	26.88	27.43	27.90
Efficiency ratio (taxable equivalent) (3)	53.5%	54.1%	55.3%	56.2%	54.0%
Effect of merger-related and restructuring items	(.3)	(.4)	(.5)	(.6)	(.1)
Effect of other (4)	-	-	-	-	-
Operating efficiency ratio (3)	53.2	53.7	54.8	55.6	53.9
Effect of amortization of intangibles	(1.5)	(1.6)	(1.6)	(1.6)	(1.7)
Effect of amortization of mark-to-market adjustments	-	-	(.1)	(.1)	(.1)
Cash basis operating efficiency ratio (3)	51.7	52.1	53.1	53.9	52.1
Basic earnings per share	$.84	$.78	$.46	$.77	$.80
Effect of merger-related and restructuring items, net of tax	-	-	.01	.02	-
Effect of other, net of tax (4)	-	-	.35	-	-
Operating basic earnings per share	.84	.78	.82	.79	.80
Diluted earnings per share	$.83	$.77	$.46	$.77	$.79
Effect of merger-related and restructuring items, net of tax	-	.01	.01	.01	-
Effect of other, net of tax (4)	-	-	.34	-	-
Operating diluted earnings per share	.83	.78	.81	.78	.79
Effect of amortization of intangibles, net of tax	.03	.03	.03	.03	.03
Effect of amortization of mark-to-market adjustments,
net of tax	-	-	-	-	.01
Cash basis operating diluted earnings per share	.86	.81	.84	.81	.83

NOTES:	Prior period operating and cash basis results have been revised to include equity-based compensation expense to be comparable with the 2007 results presented herein.
Applicable ratios are annualized.
(1)	Balances exclude commercial mortgage servicing rights totaling $32 million, $31 million, $28 million, $26 million and $24 million as of June 30, 2007, March 31, 2007, December 31, 2006, September 30, 2006 and June 30, 2006, respectively.
(2)	Reflects the effect of excluding average intangible assets from average assets and average equity, net of deferred taxes, to calculate cash basis ratios.
(3)	Excludes securities gains (losses), foreclosed property expense, increases or decreases in the valuation of mortgage servicing rights, and gains or losses on mortgage servicing rights-related derivatives. Operating and cash basis ratios also exclude merger-related and restructuring charges or credits and nonrecurring items, where applicable.
(4)	Reflects an additional tax provision of $139 million related to leveraged leases and a loss on the sale of securities totaling $47 million, net of tax, in the fourth quarter of 2006.

QUARTERLY PERFORMANCE SUMMARY	Tamera L. Gjesdal
BB&T Corporation (NYSE:BBT)	Senior Vice President	(336) 733-3058
Page 14	Investor Relations	FAX (336) 733-3132

	For the Six Months Ended
(Dollars in millions, except per share data)	6/30/07	6/30/06
RECONCILIATION TABLE
Net income	$879	$860
Merger-related and restructuring items, net of tax	7	(1)
Other, net of tax (3)	-	(18)
Operating earnings	886	841
Amortization of intangibles, net of tax	32	32
Amortization of mark-to-market adjustments, net of tax	-	6
Cash basis operating earnings	918	879
Return on average assets	1.44%	1.57%
Effect of merger-related and restructuring items, net of tax	.01	-
Effect of other, net of tax (3)	-	(.04)
Operating return on average assets	1.45	1.53
Effect of amortization of intangibles, net of tax (1)	.13	.13
Effect of amortization of mark-to-market adjustments, net of tax	-	.01
Cash basis operating return on average tangible assets	1.58	1.67
Return on average equity	15.00%	15.53%
Effect of merger-related and restructuring items, net of tax	.12	(.02)
Effect of other, net of tax (3)	-	(.33)
Operating return on average equity	15.12	15.18
Effect of amortization of intangibles, net of tax (1)	13.23	11.96
Effect of amortization of mark-to-market adjustments, net of tax	-	.17
Cash basis operating return on average tangible equity	28.35	27.31
Efficiency ratio (taxable equivalent) (2)	53.8%	53.7%
Effect of merger-related and restructuring items	(.4)	-
Effect of other (3)	-	(1.0)
Operating efficiency ratio (2)	53.4	54.7
Effect of amortization of intangibles	(1.5)	(1.6)
Effect of amortization of mark-to-market adjustments	-	(.2)
Cash basis operating efficiency ratio (2)	51.9	52.9
Basic earnings per share	$1.61	$1.60
Effect of merger-related and restructuring items, net of tax	.02	-
Effect of other, net of tax (3)	-	(.04)
Operating basic earnings per share	1.63	1.56
Diluted earnings per share	$1.60	$1.59
Effect of merger-related and restructuring items, net of tax	.01	-
Effect of other, net of tax (3)	-	(.04)
Operating diluted earnings per share	1.61	1.55
Effect of amortization of intangibles, net of tax	.06	.06
Effect of amortization of mark-to-market adjustments, net of tax	-	.01
Cash basis operating diluted earnings per share	1.67	1.62

NOTES:	Prior period operating and cash basis results have been revised to include equity-based compensation expense to be comparable with the 2007 results presented herein.
Applicable ratios are annualized.
(1)	Reflects the effect of excluding average intangible assets from average assets and average equity, net of deferred taxes, to calculate cash basis ratios.
(2)	Excludes securities gains (losses), foreclosed property expense, increases or decreases in the valuation of mortgage servicing rights, and gains or losses on mortgage servicing rights-related derivatives. Operating and cash basis ratios also exclude merger-related and restructuring charges or credits and nonrecurring items, where applicable.
(3)	Reflects a gain on the sale of duplicate facilities totaling $18 million, net of tax, in 2006.